                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                SECOND QUARTER ENDED         YEAR TO DATE ENDED
                                              -------------------------   -------------------------
                                               JUNE 30,      JUNE 26,      JUNE 30,      JUNE 26,
                                                 1995          1994          1995          1994
                                              -----------   -----------   -----------   -----------
PRIMARY
Average shares outstanding..................  112,147,462   128,608,748   117,630,287   128,608,046
Dilutive stock options based on the treasury
  stock method using average market price...    1,044,532       127,862       755,638       262,422
                                              -----------   -----------   -----------   -----------
          Total.............................  113,191,994   128,736,610   118,385,925   128,870,468
                                              ===========   ===========   ===========   ===========
Income from continuing operations...........  $    26,046   $    32,090   $    41,133   $    39,591
Discontinued operations.....................                     13,279     1,638,905        28,504
                                              -----------   -----------   -----------   -----------
Income before cumulative effect of change in
  accounting principle......................       26,046        45,369     1,680,038        68,095
Cumulative effect of change in accounting
  principle, net of income tax benefit of
  $2,861....................................                                   (4,511)
                                              -----------   -----------   -----------   -----------
Net income..................................  $    26,046   $    45,369   $ 1,675,527   $    68,095
                                              ===========   ===========   ===========   ===========
Preferred dividends.........................  $    13,836                 $    18,566
                                              ===========                 ===========
Earnings available to common shareholders...  $    12,210   $    45,369   $ 1,656,961   $    68,095
                                              ===========   ===========   ===========   ===========
Primary earnings per common share:
  Continuing operations.....................  $       .11   $       .25   $       .19   $       .31
  Discontinued operations...................                        .10         13.84           .22
  Cumulative effect of change in accounting
     principle..............................                                     (.04)
                                              -----------   -----------   -----------   -----------
Primary earnings per common share...........  $       .11   $       .35   $     13.99   $       .53
                                              ===========   ===========   ===========   ===========

                                   EXHIBIT 11
                                  PAGE 1 OF 2

                            THE TIMES MIRROR COMPANY

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                SECOND QUARTER ENDED         YEAR TO DATE ENDED
                                              -------------------------   -------------------------
                                               JUNE 30,      JUNE 26,      JUNE 30,      JUNE 26,
                                                 1995          1994          1995          1994
                                              -----------   -----------   -----------   -----------
FULLY DILUTED
Average shares outstanding..................  112,147,462   128,608,748   117,630,287   128,608,046
Common shares assumed issued upon conversion
  of Series B preferred stock...............   16,561,178                  11,040,785
Dilutive stock options based on the treasury
  stock method using market price at the
  close of the period, if higher than
  average market price......................    1,610,969       127,862     1,610,969       262,422
                                              -----------   -----------   -----------   -----------
          Total.............................  130,319,609   128,736,610   130,282,041   128,870,468
                                              ===========   ===========   ===========   ===========
Income from continuing operations...........  $    26,046   $    32,090   $    41,133   $    39,591
Discontinued operations.....................                     13,279     1,638,905        28,504
                                              -----------   -----------   -----------   -----------
Income before cumulative effect of change in
  accounting principle......................       26,046        45,369     1,680,038        68,095
Cumulative effect of change in accounting
  principle, net of income tax benefit of
  $2,861....................................                                   (4,511)
                                              -----------   -----------   -----------   -----------
Net Income..................................  $    26,046   $    45,369   $ 1,675,527   $    68,095
                                              ===========   ===========   ===========   ===========
Preferred dividends.........................  $     8,236                 $    10,981
                                              ===========                 ===========
Earnings available to common shareholders...  $    17,810   $    45,369   $ 1,664,546   $    68,095
                                              ===========   ===========   ===========   ===========
Fully diluted earnings per common share:
  Income before cumulative effect of change
     in accounting principle................       *        $       .35   $     12.81   $       .53
  Cumulative effect of change in accounting
     principle..............................                                     (.03)
                                              -----------   -----------   -----------   -----------
Fully diluted earnings per common share.....       *        $       .35   $     12.78   $       .53
                                              ===========   ===========   ===========   ===========

---------------

* Per share amount on a fully diluted basis has been omitted as the amount is antidilutive in relation to the primary per share amount.

                                   EXHIBIT 11
                                  PAGE 2 OF 2

                                       20